Exhibit 99.1

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Press Release

Nuance Announces Fourth Quarter
and Fiscal Year 2015 Results

Reports Non-GAAP Revenue and EPS above Guidance, Record Cash Flow and Fifth Consecutive Quarter of Improvement in Key Financial Metrics

BURLINGTON, Mass., November 16, 2015 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fiscal 2015 and fourth quarter, ended September 30, 2015.

Fiscal Fourth Quarter Performance
In the fourth quarter of fiscal 2015, Nuance reported GAAP revenue of $504.1 million, up from $502.3 million a year ago.  Nuance reported non-GAAP revenue of $513.3 million, which includes $9.2 million of revenue lost to accounting treatment in conjunction with acquisitions, compared to $520.3 million in the fourth quarter of fiscal 2014. Fourth quarter 2015 revenue was negatively affected by currency fluctuations as well. If fourth quarter 2014 currency rates were applied to fourth quarter 2015 non-GAAP revenue, Nuance would have achieved approximately 1% organic non-GAAP revenue growth for the quarter. In the fourth quarter of 2015, total recurring revenue was $347.0 million and represented 68% of total non-GAAP revenue, compared to $325.7 million and 63% a year ago. In the fourth quarter of fiscal 2015, Nuance reported net new bookings of $357.4 million, up 8.7% from $328.8 million a year ago. If fourth quarter 2014 currency rates were applied to Nuance’s fourth quarter 2015, net new bookings would have been up 12% from a year ago.

In the fourth quarter of fiscal 2015, Nuance recognized GAAP net loss of $(11.0) million, or $(0.04) per share, compared to GAAP net loss of $(1.5) million, or $(0.00) per share, in the fourth quarter of fiscal 2014. Nuance reported non-GAAP net income of $129.6 million, or $0.41 per diluted share, up from non-GAAP net income of $107.6 million, or $0.33 per diluted share, in the fourth quarter of fiscal 2014. Nuance’s fourth quarter fiscal 2015 non-GAAP operating margin was 30.2%, up from 25.9% in the fourth quarter of fiscal 2014. Nuance reported cash flow from operations of $151.6 million in the fourth quarter of fiscal 2015, up 58.0% from $95.9 million in the fourth quarter of fiscal 2014.

“Nuance delivered a strong finish to its fiscal year, reporting revenue, EPS, cash flow from operations, margins and net new bookings that all exceeded our expectations,” said Dan Tempesta, Nuance’s CFO. “We made substantial progress on our company-wide transformation project, and continued to prioritize resources and focus toward our most significant market opportunities. We expect to continue our improvements in financial performance and lead the company to improved growth in 2016 and beyond.”

Fiscal Year 2015 Performance
In fiscal 2015, Nuance reported GAAP revenue of $1,931.1 million, up from $1,923.5 million in fiscal 2014. Nuance reported non-GAAP revenue of $1,979.1 million, which includes $47.9 million of revenue lost to accounting treatment in conjunction with acquisitions. Fiscal 2015 non-GAAP revenue declined slightly from non-GAAP revenue of $1,987.1 million in fiscal 2014. Fiscal 2015 revenue was negatively affected by currency fluctuations. If fiscal 2014 currency rates were applied to Nuance’s fiscal 2015 non-GAAP revenue, Nuance would have achieved approximately 1% organic non-GAAP revenue growth for the year. In fiscal 2015, total recurring revenue was $1,314.7 million and represented 66% of total non-GAAP revenue, compared to $1,263.3 million and 64% in fiscal 2014. In fiscal 2015, Nuance reported net new bookings of $1,450.4 million, up 3.6% from $1,400.6 million in fiscal 2014. If fiscal year 2014 currency rates were applied to Nuance’s fiscal year 2015, net new bookings would have been up 6% from a year ago.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

In fiscal 2015, Nuance recognized GAAP net loss of $(115.0) million, or $(0.36) per share, compared to GAAP net loss of $(150.3) million, or $(0.47) per share, in fiscal 2014. In fiscal 2015, Nuance reported non-GAAP net income of $411.6 million, or $1.27 per diluted share, compared to $360.1 million, or $1.12 per diluted share, in fiscal 2014. Nuance’s fiscal 2015 non-GAAP operating margin was 26.2%, compared to 23.7% in fiscal 2014. Nuance reported cash flow from operations of $487.6 million in fiscal 2015, compared to $358.1 million in fiscal 2014. Nuance ended fiscal 2015 with total deferred revenue of $668.2 million, up 21.9% compared to $548.1 million a year ago. Nuance ended fiscal 2015 with $568.8 million in cash, cash equivalents and marketable securities.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. EDT and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing 800-230-1085 or 612-288-0329 at least five minutes prior to the call and referencing code 372344. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 372344.

Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; fluctuating currency rates, our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2014 and our quarterly reports, and other reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2015 and 2014, our management has either included or excluded items in six general categories, each of which is described below.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Notable Solutions, Quantim and Equitrac for the three and twelve months ended September 30, 2015 that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results. Costs associated with the research and development portion of the agreements have been excluded from research and development expense while costs for the extension of the marketing exclusivity period are excluded from sales and marketing expense.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items include losses from the extinguishment of our convertible debt and adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, and gains or losses on non-controlling strategic equity interests, are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Contact Information

For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Financial Tables Follow

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2015	2014	2015	2014

Revenues:
Product and licensing	$189,345	$189,508	$696,290	$710,988
Professional services and hosting	234,552	233,557	919,479	910,916
Maintenance and support	80,222	79,249	315,367	301,547
Total revenues	504,119	502,314	1,931,136	1,923,451

Cost of revenues:
Product and licensing	23,341	22,952	91,839	97,550
Professional services and hosting	157,692	157,644	619,880	633,248
Maintenance and support	13,363	14,020	54,514	52,553
Amortization of intangible assets	17,108	15,447	63,646	60,989
Total cost of revenues	211,504	210,063	829,879	844,340

Gross profit	292,615	292,251	1,101,257	1,079,111

Operating expenses:
Research and development	73,939	86,355	310,332	338,543
Sales and marketing	107,093	107,575	410,882	424,544
General and administrative	45,178	52,773	182,456	184,663
Amortization of intangible assets	26,104	27,733	104,630	109,063
Acquisition-related cost, net	677	5,508	14,379	24,218
Restructuring and other charges, net	10,966	2,265	23,669	19,443
Total operating expenses	263,957	282,209	1,046,348	1,100,474

Income (loss) from operations	28,658	10,042	54,909	(21,363)
Other expense, net	(28,553)	(32,506)	(135,381)	(133,657)
Income (loss) before income taxes	105	(22,464)	(80,472)	(155,020)
Provision (benefit) for income taxes	11,132	(21,008)	34,538	(4,677)
Net loss	$(11,027)	$(1,456)	$(115,010)	$(150,343)

Net loss per share:
Basic	$(0.04)	$(0.00)	$(0.36)	$(0.47)
Diluted	$(0.04)	$(0.00)	$(0.36)	$(0.47)

Weighted average common shares outstanding:
Basic	309,281	318,725	317,028	316,936
Diluted	309,281	318,725	317,028	316,936

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2015	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$479,449	$547,230
Marketable securities	57,237	40,974
Accounts receivable, net	373,162	428,266
Prepaid expenses and other current assets	134,086	148,030
Total current assets	1,043,934	1,164,500

Marketable securities	32,099	—
Land, building and equipment, net	186,007	191,411
Goodwill	3,378,334	3,410,893
Intangible assets, net	796,285	915,483
Other assets	148,686	137,997
Total assets	$5,585,345	$5,820,284

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,834	$4,834
Contingent and deferred acquisition payments	15,651	35,911
Accounts payable and accrued expenses	281,190	303,039
Deferred revenue	324,709	298,225
Total current liabilities	626,384	642,009

Long-term portion of debt	2,118,821	2,127,392
Deferred revenue, net of current portion	343,452	249,879
Other liabilities	231,436	219,012
Total liabilities	3,320,093	3,238,292

Stockholders' equity	2,265,252	2,581,992
Total liabilities and stockholders' equity	$5,585,345	$5,820,284

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net loss	$(11,027)	$(1,456)	$(115,010)	$(150,343)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,753	56,496	230,645	221,776
Stock-based compensation	56,804	45,423	176,776	192,964
Non-cash interest expense	7,300	8,532	29,378	36,719
Deferred tax provision (benefit)	9,161	(24,523)	16,690	(22,172)
Loss on extinguishment of debt	—	—	17,714	—
Other	4,203	(3,432)	9,843	(7,726)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,333)	(34,796)	41,657	(39,502)
Prepaid expenses and other assets	10,778	9,057	(3,931)	(396)
Accounts payable	11,429	(3,614)	(3,218)	(28,617)
Accrued expenses and other liabilities	(4,952)	9,983	(48,118)	13,617
Deferred revenue	18,491	34,264	135,151	141,827
Net cash provided by operating activities	151,607	95,934	487,577	358,147
Cash flows from investing activities:
Capital expenditures	(9,880)	(18,928)	(58,039)	(60,287)
Payments for business and technology acquisitions, net of cash acquired	(1,244)	(116,817)	(83,278)	(253,000)
Purchases of marketable securities and other investments	(33,932)	(43,026)	(148,697)	(62,639)
Proceeds from sales and maturities of marketable securities and other investments	34,386	32,124	83,867	64,975
Net cash used in investing activities	(10,670)	(146,647)	(206,147)	(310,951)
Cash flows from financing activities:
Payments of debt	(1,208)	(251,183)	(261,051)	(255,038)
Proceeds from long-term debt, net of issuance costs	(2,988)	—	253,224	—
Payments for repurchase of common stock	(60,076)	—	(298,279)	(26,483)
Payments on other long-term liabilities	(620)	(674)	(3,003)	(2,890)
Payments for settlement of share-based derivatives, net	—	—	(340)	(5,286)
Proceeds from issuance of common stock from employee stock plans	13,441	9,127	25,776	22,652
Cash used to net share settle employee equity awards	(4,287)	(4,803)	(57,560)	(40,121)
Net cash used in financing activities	(55,738)	(247,533)	(341,233)	(307,166)
Effects of exchange rate changes on cash and cash equivalents	(2,866)	(1,460)	(7,978)	(918)
Net increase (decrease) in cash and cash equivalents	82,333	(299,706)	(67,781)	(260,888)
Cash and cash equivalents at beginning of period	397,116	846,936	547,230	808,118
Cash and cash equivalents at end of period	$479,449	$547,230	$479,449	$547,230

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2015	2014	2015	2014

GAAP revenue	$504,119	$502,314	$1,931,136	$1,923,451
Acquisition-related revenue adjustments: product and licensing	6,026	12,914	32,923	37,298
Acquisition-related revenue adjustments: professional services and hosting	2,843	4,346	13,142	23,117
Acquisition-related revenue adjustments: maintenance and support	332	679	1,868	3,219
Non-GAAP revenue	$513,320	$520,253	$1,979,069	$1,987,085

GAAP cost of revenue	$211,504	$210,063	$829,879	$844,340
Cost of revenue from amortization of intangible assets	(17,108)	(15,447)	(63,646)	(60,989)
Cost of revenue adjustments: product and licensing (1,2)	140	939	1,021	2,171
Cost of revenue adjustments: professional services and hosting (1,2)	(10,494)	(7,402)	(29,735)	(30,804)
Cost of revenue adjustments: maintenance and support (1,2)	(1,413)	(946)	(3,989)	(3,426)
Non-GAAP cost of revenue	$182,629	$187,207	$733,530	$751,292

GAAP gross profit	$292,615	$292,251	$1,101,257	$1,079,111
Gross profit adjustments	38,076	40,795	144,282	156,682
Non-GAAP gross profit	$330,691	$333,046	$1,245,539	$1,235,793

GAAP income (loss) from operations	$28,658	$10,042	$54,909	$(21,363)
Gross profit adjustments	38,076	40,795	144,282	156,682
Research and development (1)	12,651	10,436	39,038	44,139
Sales and marketing (1)	18,134	14,338	50,310	53,448
General and administrative (1)	13,638	12,462	51,955	59,164
Amortization of intangible assets	26,104	27,733	104,630	109,063
Costs associated with IP collaboration agreements	2,000	4,937	10,500	19,748
Acquisition-related costs, net	677	5,508	14,379	24,218
Restructuring and other charges, net	10,966	2,265	23,669	19,443
Other	4,342	6,124	24,933	7,185
Non-GAAP income from operations	$155,246	$134,640	$518,605	$471,727

GAAP provision (benefit) for income taxes	$11,132	$(21,008)	$34,538	$(4,677)
Non-cash taxes	(6,621)	24,853	(15,199)	22,172
Non-GAAP provision for income taxes	$4,511	$3,845	$19,339	$17,495

GAAP net loss	$(11,027)	$(1,456)	$(115,010)	$(150,343)
Acquisition-related adjustment - revenue (2)	9,201	17,939	47,933	63,634
Acquisition-related adjustment - cost of revenue (2)	(614)	(778)	(2,770)	(4,154)
Acquisition-related costs, net	677	5,508	14,379	24,218
Cost of revenue from amortization of intangible assets	17,108	15,447	63,646	60,989
Amortization of intangible assets	26,104	27,733	104,630	109,063
Restructuring and other charges, net	10,966	2,265	23,669	19,443
Non-cash stock-based compensation (1)	56,804	45,423	176,776	192,964
Non-cash interest expense	7,300	8,532	29,378	36,719
Non-cash income taxes	6,621	(24,853)	15,199	(22,172)
Costs associated with IP collaboration agreements	2,000	4,937	10,500	19,748
Change in fair value of share-based instruments	—	787	204	4,358
Loss on extinguishment of debt	—	—	17,714	—
Other	4,507	6,124	25,362	5,670
Non-GAAP net income	$129,647	$107,608	$411,610	$360,137

Non-GAAP diluted net income per share	$0.41	$0.33	$1.27	$1.12

Diluted weighted average common shares outstanding	317,443	327,062	323,940	322,816

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2015	2014	2015	2014

(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$185	$(476)	$516	$724
Cost of professional services and hosting	10,783	7,717	30,968	32,063
Cost of maintenance and support	1,413	946	3,989	3,426
Research and development	12,651	10,436	39,038	44,139
Sales and marketing	18,134	14,338	50,310	53,448
General and administrative	13,638	12,462	51,955	59,164
Total	$56,804	$45,423	$176,776	$192,964

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$9,201	$17,939	$47,933	$63,634
Cost of product and licensing	(325)	(463)	(1,537)	(2,895)
Cost of professional services and hosting	(289)	(315)	(1,233)	(1,259)
Total	$8,587	$17,161	$45,163	$59,480

© 2015 Nuance Communications, Inc. All rights reserved.

2015 fourth quarter and fiscal year results	November 16, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Perpetual Product and Licensing Revenue	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
GAAP Revenue	$584.1	$578.1	$123.3	$121.1	$116.7	$135.5	$496.6	$117.0	$121.3	$108.1	$115.9	$462.1
Adjustment	$73.9	$45.7	$7.8	$4.3	$2.9	$6.7	$21.7	$2.2	$4.6	$3.6	$2.4	$13.0
Non-GAAP Revenue	$658.0	$623.8	$131.1	$125.4	$119.6	$142.2	$518.3	$119.2	$125.9	$111.7	$118.3	$475.2

Recurring Product and Licensing Revenue	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
GAAP Revenue	$156.6	$175.6	$55.2	$53.7	$51.5	$54.0	$214.4	$52.7	$53.2	$54.7	$73.5	$234.1
Adjustment	$0.0	$24.4	$3.7	$3.0	$2.7	$6.2	$15.6	$8.4	$4.6	$3.5	$3.6	$20.1
Non-GAAP Revenue	$156.6	$200.0	$58.9	$56.7	$54.2	$60.2	$230.0	$61.1	$57.8	$58.2	$76.9	$254.0

Professional Services Revenue	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
GAAP Revenue	$183.1	$208.1	$50.8	$55.4	$56.3	$58.3	$220.7	$54.8	$51.2	$51.2	$52.9	$210.0
Adjustment	$0.7	$17.9	$3.4	$2.3	$1.5	$0.3	$7.5	$0.4	$0.4	$0.4	$0.3	$1.5
Non-GAAP Revenue	$183.8	$226.0	$54.2	$57.7	$57.8	$58.6	$228.2	$55.2	$51.6	$51.6	$53.2	$211.5

Hosting Revenue	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
GAAP Revenue	$490.9	$624.3	$167.3	$172.2	$175.4	$175.3	$690.2	$171.4	$173.3	$183.1	$181.7	$709.5
Adjustment	$5.3	$9.3	$4.3	$3.9	$3.4	$4.0	$15.6	$3.4	$2.9	$2.8	$2.4	$11.5
Non-GAAP Revenue	$496.2	$633.6	$171.6	$176.1	$178.8	$179.3	$705.8	$174.8	$176.2	$185.9	$184.2	$721.2

Maintenance and Support Revenue	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
GAAP Revenue	$236.8	$269.2	$73.4	$73.3	$75.6	$79.2	$301.6	$78.2	$76.1	$80.9	$80.2	$315.4
Adjustment	$6.7	$5.1	$0.9	$0.8	$0.8	$0.7	$3.2	$0.6	$0.5	$0.4	$0.3	$1.8
Non-GAAP Revenue	$243.5	$274.3	$74.3	$74.1	$76.4	$80.0	$304.8	$78.8	$76.6	$81.3	$80.6	$317.1

Total Recurring Revenue	FY	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2012	2013	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
GAAP Revenue	$896.7	$1,087.4	$300.5	$305.7	$307.3	$314.8	$1,228.4	$308.9	$307.5	$323.6	$340.5	$1,280.5
Adjustment	$12.2	$40.2	$9.2	$8.0	$7.0	$10.9	$34.9	$12.7	$8.1	$6.8	$6.5	$34.1
Non-GAAP Revenue	$908.8	$1,127.6	$309.6	$313.7	$314.3	$325.7	$1,263.3	$321.7	$315.6	$330.4	$347.0	$1,314.7

Schedules may not add due to rounding.